Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of JD.com, Inc of our report dated April 27, 2018, relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in JD.com, Inc’s Annual Report on Form 20-F for the year ended December 31, 2017.

/s/PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

February 28, 2019

PricewaterhouseCoopers Zhong Tian LLP, Beijing Branch
26/F Office Tower A, Beijing Fortune Plaza, 7 Dongsanhuan Zhong Road, Chaoyang District, Beijing 100020, PRC

Tel: +86 (10) 6533 8888, Fax: +86 (10) 6533 8800, www.pwccn.com